EXHIBIT 10.2

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”) is entered into as of February 19, 2013, by and between Janus Resources, Inc. (formerly Entheos Technologies, Inc.) (“Janus”) a Nevada corporation with a principal place of business located at 430 Park Avenue, New York, New York 10022 and Millennium Petro-Physics, Inc. (“Millennium”) a Texas corporation with a principal place of business located at 600 Leopard Street, 600 Leopard Street, 600 Building, Suite 1104, Corpus Christi, Texas 78401. Janus and Millennium may hereinafter be referred to individually as a “Party” or collectively as the “Parties.”

RECITALS:

WHEREAS, on September 1, 2008, Bayshore Exploration L.L.C., a Texas limited liability company, assigned a 21.75% of 8/8ths working interest and a 16.3125% of 8/8th net revenue interst to Janus to the Cooke #6 Well located in La Salle County, Texas (the “Cooke Well”) as further set forth on Exhibit A hereto;

WHEREAS, Janus desires to assign its interest in the Cooke Well to Millennium, and Millennium desires to accept the assignment of the Cooke Well from Janus, on the terms and conditions set forth in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency are hereby acknowledged by the Parties, the Parties hereby agree as follows:

6. Payment. As payment for the assignment of the Cooke Well, Millennium shall pay to Janus the sum of $3,000 (the “Payment Amount”) by check or bank wire.

7. Assignment. Within five (5) business days of Janus’s receipt of the Payment Amount, Janus shall forward an executed Assignment and Bill of Sale, substantially in the form of Appendix A hereto, conveying Janus’ interests in the Cooke Well to Millennium, Millennium shall forward to Janus. It is understood and agreed by the Parties that the interest in the Cooke Well to be assigned in and to the Cooke Well shall be made on an “as-is, where-is” basis and Janus expressly disclaims any warranty of any kind.

8. Warranty Disclaimer. Janus makes no warranty of title, express or implied, with respect to the Cooke Well or any leasehold or other right(s) acquired hereunder. Millennium’s interest in and to the Cooke Well will be acquired on an “as-is, where-is” basis.

9. Entire Agreement. This Agreement constitutes the entire agreement by and between Janus and Millennium and may not be altered or amended except in writing signed by both Parties.

10. Governing Law. This Agreement shall be governed by the laws of the State of New York.

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